EXHIBIT 32

                     OFFICERS' CERTIFICATION PURSUANT TO 906

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of WaveRider Communications Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles W. Brown, Chief Executive Officer of the Company, and I,
T. Scott Worthington, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Charles W. Brown                                 /s/ T. Scott Worthington
--------------------                                 ------------------------
Charles W. Brown                                     T. Scott Worthington
Chief Executive Officer                              Chief Financial Officer
January 23, 2006                                     January 23, 2006